EXHIBIT 23.2

                              MILLER AND LENTS, LTD.
                      INTERNATIONAL OIL AND GAS CONSULTANTS
                               TWENTY-SEVENTH FLOOR
                                  1100 LOUISIANA
                           HOUSTON, TEXAS  77002-5216


                                December 31, 1998

Cross Timbers Oil Company
810 Houston Street, Suite 2000
Fort Worth, Texas  76102

          RE:         Securities and Exchange Commission
                      For S-3 Registration Statement, No. 333-

Gentlemen:

     The firm of Miller and Lents, Ltd., consents to the incorporation of its estimated Proved Reserves, Future Net Revenues, and Present Values of Future Net Revenues in the Cross Timbers Oil Company Form S-3 Registration Statement, No. 333-_______ and to reference to our Firm in such registration statement.

     Miller and Lents, Ltd. has no interests in Cross Timbers Oil Company or any affiliated companies or subsidiaries and is not to receive any such interest as payment for such reports and has no director, officer, or employee, or otherwise, connected with Cross Timbers Oil Company. We are not employed by Cross Timbers Oil Company on a contingent basis.

                              Yours very truly,

                              MILLER AND LENTS, LTD.


                              By:   /s/ James C. Pearson
                                  James C. Pearson
                                  President